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                                                                    EXHIBIT 99.1


                                 CONNECT, INC.

              1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                 AND ADVISORS
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                               Table of Contents

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                                                                    Page
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1.   Purposes.....................................................     1

2.   Definitions..................................................     1

3.   Administration...............................................     3

4.   Shares Subject to the Plan...................................     4

5.   Eligibility..................................................     4

6.   Option Provisions............................................     5

7.   Covenants of the Company.....................................     7

8.   Use of Proceeds from Stock...................................     8

9.   Miscellaneous................................................     8

10.  Adjustments upon Changes in Stock............................     9

11.  Amendment of the Plan and Options............................    10

12.  Termination or Suspension of the Plan........................    11

13.  Effective Date of Plan.......................................    11

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                                 Connect, Inc.

        1999 Stock Option Plan for Non-Employee Directors and Advisors

                              Adopted June, 1999
                   Approved By Stockholders August 12, 1999

1.   Purposes.

     (a) Specific Purpose. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

     (b) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   Definitions.

     (a) "Advisor" means any person engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Advisor" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (b) "Affiliate" means a "parent" or a "subsidiary" (as those terms are defined under Rule 405 promulgated under the Securities Act) or either as the context may require.

     (c)  "Board" means the Board of Directors of the Company.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

     (f)  "Common Stock" means the common stock of the Company.

     (g)  "Company" means Connect, Inc., a Delaware corporation.

     (h) "Continuous Service" means an Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Advisor, is not interrupted or terminated. An Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service as an Employee, Advisor or Director or a change in the entity for which the Optionholder renders such service. For example,

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a change in status from a Director of the Company to an Advisor of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.

     (i)  "Director" means a member of the Board of Directors of the Company.

     (j) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (k) "Employee" means any person employed by the Company or an Affiliate within the meaning of Section 3121(d)(1) or (2) of the Code (and any successor provision). Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate as an Employee.

     (l)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (n) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p) "Option" means an stock option granted pursuant to the Plan and not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

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     (q)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (r) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (s) "Plan" means this Connect, Inc. 1999 Stock Option Plan for Non-Employee Directors and Advisors.

     (t) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (u)  "Securities Act" means the Securities Act of 1933, as amended.

3.    Administration.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

          (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Provided however, that the Board, the Committee, or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

          (iii) To amend the Plan or an Option as provided in Section 11.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

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     (c)  Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition. In the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.   Shares Subject to the Plan.

     (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

     (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

     (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Eligibility for Options Generally. An Option may only be granted to a person who is a Director or an Advisor at the time of grant and not also an Employee.

     (b)  Eligibility of Advisors.

          (i) An Advisor shall only be eligible for the grant of an Option if, at the time of grant, such Advisor has been appointed to serve on one or more advisory boards established by the Board. An advisory board may consist of one or more Advisors.

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          (ii)  An Advisor shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Advisor because of the nature of the services that the Advisor is providing to the Company, or because the Advisor is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and
(2) that such grant complies with the securities laws of all other relevant jurisdictions.

          (iii) As of April 7, 1999 Form S-8 generally is available to Advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately documented at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Exercise Price of an Option. The exercise price of each Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of an Option) by (1) delivery to the Company of other Common Stock, (2) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

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     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(d), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (g) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (h) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option

                                       6
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Agreement, or (ii) the expiration of the term of the Option as set forth in the
Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (i) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or
(2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Subject to the "Repurchase Limitation" in subsection 9(f), any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

     (k) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan. There shall be no Re-Load Options on a Re-Load Option.

7.   Covenants of the Company.

     (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be

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required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.   Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   Miscellaneous.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of an Advisor pursuant to the terms of such Advisor's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be

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inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (e) Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

     (f) Repurchase Limitation. The terms of any repurchase option shall be specified in the Option and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

     (g) Cancellation and Re-Grant of Options. The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock. The exercise price per share shall be not less than that specified under the Plan for newly granted Options. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

     (h) Except as may be provided in an employment or other agreement that has been reduced to writing and approved by the Board or Committee, the Option Agreement and the Plan shall together constitute the entire understanding between an Optionee and the Company regarding the acquisition of stock in the Company pursuant to the Option represented by such Option Agreement, and shall supersede all prior oral and written agreements pertaining to such Option.

10.  Adjustments upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of

                                       9
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consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Change in Control - Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, Options shall terminate to the extent not exercised (if applicable) prior to such event.

     (c) Change in Control - Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, then the acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection for those outstanding under the Plan. In the event there is no acquiring corporation, or the acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options shall automatically accelerate in full, and such Options shall be exercisable for fifteen (15) days following such acceleration and then terminate to the extent unexercised. With respect to any other Options outstanding under the Plan, such Options shall terminate to the extent not exercised prior to such event.

     (d) Change in Control - Merger, Consolidation or Reverse Merger. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options shall automatically accelerate in full, and such Options shall be exercisable for fifteen (15) days following such acceleration and then terminate to the extent unexercised. With respect to any other Options outstanding under the Plan, such Options shall terminate to the extent not exercised prior to such event.

11.  Amendment of the Plan and Options.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to

                                       10
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the extent stockholder approval is necessary to satisfy the requirements of Rule
16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

     (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12.  Termination or Suspension of the Plan.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13.  Effective Date of Plan.

     The Plan shall become effective on adoption by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

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                                 Connect, Inc.
        1999 Stock Option Plan for Non-Employee Directors and Advisors

                            Stock Option Agreement
                         (Nonstatutory Stock Options)

     Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Connect, Inc. (the "Company") has granted you an option under its 1999 Stock Option Plan for Non-Employee Directors and Advisors (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

I. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

II. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

III. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted
                                                                      ---------
     by your Grant Notice, which may include one or more of the following:
     --------------------

          (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

          (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may

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

not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

IV. Whole Shares. You may exercise your option only for whole shares of Common Stock.

V. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

VI. Term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

          (c) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

          (d) twelve (12) months after the termination of your Continuous Service due to your Disability;

          (e) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

          (f)  the Expiration Date indicated in your Grant Notice; or

          (g)  the tenth (10th) anniversary of the Date of Grant.

VII. Exercise.

          (h) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (i) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

VIII. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

IX. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Advisor for the Company or an Affiliate.

X.     Withholding Obligations.

          (j) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

          (k) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse

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

consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

          (l) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

XI. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

XII. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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